Exhibit 10.2

SOVRAN SELF STORAGE, INC.
2009 OUTSIDE DIRECTORS' STOCK OPTION AND AWARD PLAN, AS AMENDED

SECTION 1.

PURPOSE

1.1     The purpose of the "SOVRAN SELF STORAGE, INC. 2009 OUTSIDE DIRECTORS' STOCK OPTION AND AWARD PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase stockholder value by enabling the Company to attract and retain the services of outstanding Outside Directors (as defined herein) whose judgment, interest, and special effort is essential to the successful conduct of its operations.

SECTION 2.

DEFINITIONS

2.1     "Annual Award" means an Option for 2,000 shares of Stock and a number of shares of Restricted Stock equal to the base annual fee paid by the Company to each Outside Director multiplied by 0.8 and divided by the Fair Market Value on the date of the Annual Award, provided, however, that commencing in 2016, the Annual Award shall not include an Option for 2,000 shares of Stock.

2.2     "Awards" means Annual Awards and Initial Awards.

2.3     "Board" means the Board of Directors of the Company.

2.4     "Company" means Sovran Self Storage, Inc., a Maryland corporation, and any successor thereto.

2.5     "Disability" means total disability, which if the Outside Director were an employee of the Company, would be treated as a total disability under the terms of the Company's long-term disability plan for employees, as in effect from time to time.

2.6     "Fair Market Value" on any date means the average of the high and low sales prices of a share of Stock as reflected in the report of consolidated trading of New York Stock Exchange-listed securities (or, if the Stock is not then listed on the New York Stock Exchange ("NYSE"), the principal public trading market for such shares) for that date (or if no shares of Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Stock were so traded) published in the Midwest Edition of The Wall Street Journal; provided, however, that if no shares of Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Stock shall be determined by the Board or its authorized committee in such manner as it may deem appropriate provided that such determination shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5) so as to ensure that any Option granted hereunder is not subject to Section 409A of the Internal Revenue Code, as amended.

2.7     "Initial Award" means an Option for 3,500 shares of Stock.

2.8     "Option" means the right to purchase Stock at a stated price for a specified period of time.  All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code, as amended.

2.9     "Outside Director" means each person who, on the date of an Initial Award or as of the close of the day on which an Annual Award is granted, is a director of the Company and who, as of such day, is not otherwise an officer or employee of the Company or any of its subsidiaries.

2.10     "Restricted Stock" means Stock granted to an Outside Director pursuant to an Annual Award under the Plan.

2.11     "Stock" means the common stock of the Company, $.01 par value per share.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Each Outside Director shall participate in the Plan.

SECTION 4.

STOCK SUBJECT TO PLAN

4.1     Number.  The total number of shares of Stock subject to Awards under the Plan may not exceed 150,000 shares, subject to adjustment pursuant to Section 4.3.  The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

4.2     Cancelled or Terminated Awards.  Any shares of Stock subject to an Option or a grant of Restricted Stock that for any reason is cancelled or terminated without the issuance of Stock or does not vest shall not again be available for Awards under the Plan.  Any shares of Restricted Stock granted pursuant to an Annual Award under this Plan that do not vest shall be automatically cancelled and shall not again be available for Awards under the Plan.

4.3     Adjustment in Capitalization.  In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change in which the Company survives the transaction, the aggregate number of shares of Stock available for issuance hereunder or subject to Options and the respective exercise prices of outstanding Options shall be appropriately adjusted by the Board or its authorized committee, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.  Any adjustment of an Option pursuant to this Section 4.3 shall be done in such manner as shall not cause the Option to become subject to Section 409A of the Internal Revenue Code, as amended.

SECTION 5.

STOCK OPTIONS AND RESTRICTED STOCK

5.1     Grant of Options and Restricted Stock.

(a)
Initial Awards. Effective on the date the Outside Director is first elected or appointed to the Board, and commencing on the date of adoption of this Plan, each Outside Director who has not previously been granted an Initial Award under the Plan or the Sovran Self Storage, Inc. 1995 Outside Director's Stock Option Plan shall be granted an Initial Award, provided, however, that commencing in 2016, Initial Awards shall not be granted to such Outside Directors.

(b)
Annual Awards.  Effective as of the close of each annual meeting of the stockholders of the Company commencing on the date of adoption of this Plan, each Outside Director shall be granted an Annual Award, other than Outside Directors first elected or appointed to the Board on the date of such annual meeting.

(c)
Option Agreement; Restricted Stock Agreement.  Each Option shall be evidenced by an Option agreement that shall specify the exercise price, the term of the Option, the number of shares of Stock to which the Option pertains and such other matters, not inconsistent herewith, as the committee deems necessary or appropriate.  Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement that shall specify the number of shares of Restricted Stock to which the grant pertains and such other matters, not inconsistent herewith, as the committee deems necessary or appropriate.

(d)	Limitations. All grants of Options and Restricted Stock under the Plan shall be subject to the availability of shares hereunder.

5.2     Option Price.  Each Option granted pursuant to the Plan shall have an exercise price equal to the Fair Market Value of a share of Stock on the date the Option is granted.

5.3     Vesting and Exercise of Options; Vesting of Restricted Stock.

(a)	Initial Awards. Options granted pursuant to an Initial Award under this Plan shall vest and become exercisable on the first anniversary of the date of grant.
(b)
Annual Awards.  Options granted pursuant to an Annual Award under this Plan shall be immediately vested and exercisable on the date of grant.  Restricted Stock granted pursuant to an Annual Award under this Plan shall vest one year following the date of grant if the Outside Director to whom such grant was made is a member of the Board as of such date; provided, however, that such Restricted Stock shall immediately vest upon any of (i) such Outside Director's death or disability while he is serving on the Board, and (ii) a Significant Corporate Event.

(c)
Exercise Period.  Options hereafter granted under the Plan shall terminate and cease to be exercisable on the later of (i) the tenth anniversary of the date of the Option's grant, or (ii) one year following the date on which the Outside Director to whom such Option was granted ceases to serve as a director of the Company. In the event of an Outside Director's death during the exercise period of any Option, the personal representative of the Outside Director may exercise any outstanding Options held by such Outside Director not theretofore exercised during the one-year period following such Outside Director's death but the personal representative's right to exercise any such Option shall not extend beyond the tenth anniversary of the date of the Option's grant.

5.4     Services as an Employee.  Notwithstanding any other provision of the Plan, if an Outside Director becomes an employee of the Company or any of its subsidiaries (a "Former Outside Director"), the Former Outside Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive Annual Awards while an employee or for one full year thereafter.  If during this period of ineligibility the Former Outside Director ceases to be an employee, the provisions of Section 5.3(c) shall continue to be applicable.

5.5     Exercise.  Options may be exercised, in whole or in part and only to the extent then exercisable, by giving written notice of exercise to the Company accompanied by full payment of the Option price by one or more of the following methods of payment:

(a)	In cash, by certified or bank check or other instrument acceptable to the Board or its authorized committee;
(b)
In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board or its authorized committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the date of exercise; or (c) By the Outside Director delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option price; provided that in the event the Outside Director chooses to pay the Option price as so provided, the Outside Director and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.  Payment instruments will be received subject to collection.

SECTION 6.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Plan shall be administered by the Board or an authorized committee thereof (in which case all references to the Board shall refer to such committee while such committee administers this Plan), which shall make any determination under or interpretation of any provision of the Plan and any Option or Restricted Stock grant.  Any of the foregoing actions taken by the Board shall be final and conclusive.  The Board may terminate or suspend the Plan, and may amend and make such changes in and additions to the Plan (and, with the consent of the applicable Outside Director, any outstanding Option or Restricted Stock grant) as it may deem proper and in the best interest of the Company; provided, however, that no such action shall adversely affect or impair any Options or Restricted Stock theretofore granted under the Plan without the consent of the applicable Outside Director; and provided further, however, that no amendment (i) increasing the maximum number of shares of Stock which may be issued under the Plan, except as provided in Section 4.3, (ii) extending the term of the Plan or any Option, (iii) changing the requirements as to eligibility for participation in the Plan, or (iv) otherwise requiring approval of stockholders under the rules and regulations of the New York Stock Exchange or other applicable law, rule or regulation, shall be adopted without the approval of stockholders.

SECTION 7.

EFFECT OF CERTAIN TRANSACTIONS

In the case of (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the outstanding Stock or assets of the Company to another entity (each such event, a "Significant Corporate Event"), the Plan and Options issued hereunder shall terminate on the effective date of such dissolution, liquidation, merger, reorganization, consolidation or sale, unless provision is made in such transaction for the assumption of Options theretofore granted under the Plan or the substitution for such Options of a new stock option of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, such as provided in Section 4.3 of the Plan.  In the event of any transaction which will trigger such termination, the Company shall give written notice thereof to the Outside Directors at least twenty days prior to the effective date of such transaction or the record date on which stockholders of the Company entitled to participate in such transaction shall be determined, whichever comes first.  In the event of such termination, any unexercised portion of outstanding Options, which is vested and exercisable at that time, shall be exercisable for at least 15 days prior to the date of such termination; provided, however, that in no event shall any Option be exercisable after the applicable expiration date for the Option.

SECTION 8.

MISCELLANEOUS PROVISIONS

8.1     Nontransferability of Awards.  No Options may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All rights with respect to Options granted to an Outside Director shall be exercisable during his lifetime only by him.

8.2     Rights as a Stockholder.  An Outside Director or a transferee of an Option shall not have any rights as a stockholder with respect to any shares of Stock issuable upon exercise of an Option, including but not limited to, the right to receive dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions, until the date of the receipt of payment by the Company.  During the period in which any shares of Restricted Stock are subject to the vesting hereunder, the Board or its authorized committee may, in its discretion, grant to the Outside Director to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.  Except as otherwise provided in this Plan, in the absence of any explicit action by the Board or authorized committee, the Outside Director to whom shares of Restricted Stock have been awarded shall have the rights of a stockholder with respect to such shares of Restricted Stock.

8.3     No Guarantee of Membership.  Nothing in the Plan shall confer upon an Outside Director the right to remain a member of the Board.

8.4     Requirements of Law.  The granting and issuance of Restricted Stock, the granting of Options and the issuance of shares of Stock upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental or self-regulatory or other agencies as may be required.

8.5     Term of Plan.  The Plan shall be effective upon its approval by the stockholders of the Company.  The Plan shall continue in effect, unless sooner terminated or suspended pursuant to Section 6, until the tenth anniversary of the date on which it is approved by the stockholders of the Company, so long as the total number of shares of Stock purchased or granted under the Plan or subject to outstanding Options does not exceed the number of shares of Stock specified in Section 4.1, subject to adjustment pursuant to Section 4.3.  Notwithstanding the foregoing, each Option granted under the Plan shall remain in effect until such Option has been exercised or has terminated in accordance with its terms and the terms of the Plan.

8.6     Separability.  In case any provision of the Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7     Governing Law.  The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

8.8     Compliance with Code Section 409A.

(a)
Awards Intended To Be Excluded From Section 409A.  All Options awarded hereunder are intended to be exempt from the application of Section 409A of the Internal Revenue Code ("Code Section 409A") because the Option is a non-qualified stock option awarded with an exercise price at least equal to Fair Market Value on the date of grant.  Restricted Stock shall be issued in compliance with Section 83 of the Internal Revenue Code, as amended, and thereby exempt from Code Section 409A.  Any interpretations or administrative actions necessary to implement the Plan shall be made to the extent practicable to preserve such exemptions from Code Section 409A.

(b)
Non-excluded Awards Must Comply With Section 409A.  To the extent that the Board or its authorized committee determines that any Award granted hereunder is subject to Code Section 409A, the Award instrument evidencing such Award shall incorporate the terms and conditions necessary to avoid taxes and interest under Section 409A(a)(1) of the Internal Revenue Code, as amended.  To the extent applicable, this Plan and Award instruments shall be interpreted in accordance with Code Section 409A and final Treasury Regulations issued thereunder.  Notwithstanding any provision of this Plan to the contrary, in the event that the Board or its authorized committee determines that any Award may be subject to Code Section 409A, it may adopt such amendments to the applicable Award instrument to (1) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Code Section 409A of the Code and Treasury Regulations thereunder so as to avoid taxes and interest under Code Section 409A(a)(1).

(c)
Protection of the Company and Others.  Notwithstanding the foregoing provisions of this Section 8.8, neither the Company, nor any officer or employee of the Company, nor any member of the Board or its authorized committee shall have any liability to any Outside Director on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.